Exhibit 21




                                          SUBSIDIARIES OF THE REGISTRANT


                                                                  Jurisdiction
                                                                         Of
Name                                                              Incorporation



General Physics Corporation                                       Delaware

GSE Systems, Inc.                                                 Delaware

Five Star Products                                                Delaware

MXL Industries, Inc.                                              Delaware

SGLG, Inc.*                                                       Delaware





























*Less than 100% owned by the Registrant